Exhibit 10.4

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND WAIVER OF DEFAULTS

This FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND WAIVER OF DEFAULTS, dated as of March 10, 2005, is made by and between USPOLY COMPANY, a Minnesota corporation (the “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

The Borrower and the Lender are parties to an Amended and Restated Credit and Security Agreement dated as of September 27, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has requested that certain amendments be made to the Credit Agreement which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by amending the following definitions:

“Borrowing Base” means at any time the lesser of:

(a) the Maximum Line; or

(b) subject to change from time to time in the Lender’s sole discretion, the sum of:

(i) 85% of Eligible Accounts, (other than Eligible Accounts included in the Dating Program), plus

(ii) 80% of that portion of Eligible Accounts included in the Dating Program that does not exceed $1,500,000, plus

(iii) the lesser of (A) 60% of Eligible Inventory or (B) $8,000,000, minus

(iv) The Wells Fargo Bank Obligations Reserve.

“Floating Rate” means (i) with respect to the Revolving Advances, an annual interest rate equal to the sum of the Base Rate plus one percent (1.00%),

(ii) with respect to the Term Advance, an annual rate of interest equal to the sum of the Base Rate plus one and one-quarter of one percent (1.25%), (iii) with respect to the Over-Advance Term Advance, an annual rate of interest equal to the sum of the Base Rate plus three-quarters of one percent (0.75%), and (iv) with respect to the Real Estate Advance, an annual rate of interest equal to the sum of the Base Rate plus one and one half percent (1.50%), which interest rates shall, in each case, change when and as the Base Rate changes.

“Maximum Line” means $15,000,000 unless said amount is reduced pursuant to Section 2.16, in which event it means such lower amount.

“Medallion Subordination Agreement” means that certain Amended and Restated Subordination Agreement dated as of September 27, 2004 between the Lender and Medallion Capital, Inc., as the same may be amended, restated or otherwise modified from time to time.

2. Amendment to Eligible Accounts. Section 1.1 of the Credit Agreement is further amended by deleting subclause (xiv) and the last sentence of the definition of “Eligible Accounts” contained therein and by substituting in lieu thereof the following:

(xiv) That portion of the Accounts owed by any account debtor which would cause the total Accounts owed by such account debtor which would be Eligible Accounts but for this subclause (xiv) to exceed 25% (or in the case of Rainmaker Sales, 30%) of the aggregate Accounts owing by all account debtors which would be Eligible Accounts but for this subclause (xiv), in each case based upon the unpaid balance of such Accounts; and

(xv) Accounts, or portions thereof otherwise deemed ineligible by the Lender in its sole discretion.

Satisfaction of the conditions specified in clauses (i) through (xiv) of this definition shall be determined from time to time by the Lender in its sole discretion.

3. Financial Covenants. Sections 6.2(a), (b), (c) and (d) of the Credit Agreement are amended to read in their entireties as follows:

(a) Minimum Debt Service Coverage Ratio. The Borrower will maintain its Debt Service Coverage Ratio, determined on each December 31 (commencing on December 31, 2004) for the period from the beginning of the calendar year containing such date to such date, at not less than 1.05 to 1.00 (or, on December 31, 2004, 0.25 to 1.00).

(b) Maximum Senior Debt to Capital Base Ratio. The Borrower will maintain its Senior Debt to Capital Base Ratio, determined as at the end of each calendar year, at not more than (a) 4.00 to 1.00 as at December 31, 2004 and (b) 3.25 to 1.00 as at December 31, 2005 and the last day of each calendar year thereafter.

(c) Minimum Earnings Before Taxes. The Borrower will achieve Earnings Before Taxes, for the period from the beginning of the calendar year containing the following

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indicated months to the last day of such month, of not less than the amount set forth opposite such month (numbers in parenthesis denote negative numbers):

Period Ending on the Last Day Of	Minimum Earnings Before Taxes
December, 2004	$(1,600,000)
January, 2005	$(400,000)
February, 2005	$(650,000)
March, 2005	$(950,000)
April, 2005	$(975,000)
May, 2005	$(650,000)
June, 2005	$(325,000)
July, 2005	$(150,000)
August, 2005	$150,000
September, 2005	$500,000
October, 2005	$800,000
November, 2005	$800,000
December, 2005	$800,000
January, 2006	$(400,000)
February, 2006	$(650,000)
March, 2006	$(900,000)
April, 2006	$(900,000)
May 2006 and thereafter	$(650,000)

(d) Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures (in each case excluding the purchase price paid in connection with the Acquisition) of more than (a) $1,000,000 in the aggregate during the calendar year ending December 31, 2004 and (b) $1,500,000 in the aggregate during any calendar year ending on or after December 31, 2005.

4. Salaries. Section 6.8 of the Credit Agreement is amended to read in its entirety as follows:

Section 6.8 Salaries. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, by more than 10% in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment, provided, that as long as no Default or Event of Default has occurred or would result therefrom, the Borrower may pay a management fee to Spell Capital Partners, LLC in an amount up to $37,500

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during the calendar quarter ending on December 31, 2004 and up to $150,000 during the 2005 calendar year. The Borrower may engage or hire consultants from time to time which engagement or hiring shall not be deemed an increase in consultant fees. The Borrower will not enter into any employment contracts with any Person, other than the employment contracts existing on the date hereof and listed in Schedule 6.8 hereto.

5. New Form of Revolving Note. Exhibit A to the Credit Agreement is amended to read as set forth in Exhibit A hereto, which Exhibit A is made a part of the Credit Agreement as Exhibit A.

6. New Schedules. Schedules 5.1, 5.2 and 5.11 of the Credit Agreement are amended to read as set forth on Exhibit B hereto.

7. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

8. Waiver of Defaults. The Borrower is in default of the following provisions of the Credit Agreement as they existed prior to the date of this Agreement (collectively, the “Existing Financial Covenant Defaults”):

Section/Covenant	Periods in Default
Section 6.2(c) Minimum Earnings Before Taxes	October 2004 and November 2004

In addition, the Borrower has advised the Lender that it has paid a management fee of $37,500 to Spell Capital Partners, LLC (“Spell”) in the calendar quarter ending on December 31, 2004. Under Section 2 of the Subordination Agreement dated as of September 27, 2004 by and among the Bank, the Borrower, Medallion Capital, Inc. (“Medallion”) and Spell, the Borrower agreed to not pay Spell a management fee in excess of $31,250 in any calendar quarter. Under Section 7.1(i) of the Credit Agreement, it is an Event of Default if there is a default under any material contract of the Borrower (a contract being deemed “material” if it exceeds $50,000 of amounts remaining unpaid by the Borrower) (collectively with the Existing Financial Covenant Defaults, the “Existing Defaults”).

Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Existing Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

9. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $60,000 in consideration of the Lender’s execution and delivery of this Amendment.

10. Conditions Precedent. This Amendment, and the waiver set forth in Paragraph 8 hereof, shall be effective when the Lender shall have received an executed original hereof,

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together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) The Lender shall have received a Certificate of Authority for Amendment by the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated as of September 27, 2004 continue in full force and effect and have not been amended or otherwise modified except as set forth such Certificate, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated as of September 27, 2004, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

(b) The Amended and Restated Revolving Note in the form of Exhibit A hereto, duly executed by the Borrower.

(c) A First Amendment to Subordination Agreement in a form prescribed by the Lender, duly executed by Medallion.

(d) A First Amendment to Subordination Agreement in a form prescribed by the Lender, duly executed by Uponor Aldyl Company, Inc.

(e) A Second Amendment to Subordination Agreement in a form prescribed by the Lender, duly executed by the Borrower, Medallion and Spell.

(f) A copy of any amendment to the Medallion Subordinated Debt documents, in form and substance acceptable to the Lender, certified as true and correct by the Secretary of the Borrower.

(g) A true and correct copy of any settlement agreement(s) with respect to the settlement of earn out payments by and between the Borrower and Uponer North America.

(h) Payment of the fee described in Paragraph 9.

(i) Such other matters as the Lender may reasonably require.

11. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

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(b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

12. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

13. No Other Waiver. Except as set forth in Paragraph 8 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

14. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

15. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 9 hereof.

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16. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.		USPOLY COMPANY

By:	/s/s Mona M. Krueger	By:	/s/ Frank Bailor
Its:	Vice-President	Its:	President

[Signature Page to First Amendment to Credit

and Security Agreement and Waiver of Defaults]

Wells Fargo/USPoly

Revised Schedules

EXHIBIT 1

TO

FIRST AMENDMENT

TO

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

BY AND BETWEEN

WELLS FARGO BUSINESS CREDIT, INC.

AND

USPOLY COMPANY

LIST OF REVISED SCHEDULES

Schedule 5.1	Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

Schedule 5.2	Capitalization and Organizational Chart

Schedule 5.11	Intellectual Property Disclosures

Wells Fargo/USPoly

Revised Schedules

SCHEDULE 5.1

Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

Assumed Names:

•	PW Poly Corp.

•	Extrusion Technologies, Inc.

•	USPoly Company

Chief Executive Office:

7901 N. Kickapoo

Shawnee, OK 74804

Principal Place of Business:

7901 N. Kickapoo

Shawnee, OK 74804

(Records relating to the Business are kept at this location, 1933 West Second Street, Hastings, NE 68901 and 4501 W. 49th Street, Tulsa, OK 74107)

Other Inventory and Equipment Locations:

600 David Eccles Road	700 E. 45th Street
Baker City, Oregon 97814	Shawnee, OK 74801

1840 McCain Parkway	8730 E. Clauson Avenue
Pelham, AL 35128	Pico Rivera, CA 90660

125, 143, and 145 North Maple Street	1811 East Commerce Drive
Hastings, Nebraska 68902	Fayetteville, AR 72701

116 and 120 North Woodland	1255 N. 13th Street
Hastings, Nebraska 68902	Rogers, AR 72756

Buildings 18, 19 and 20	2707 North Eola Road, Suite B
Industrial Park East	Aurora, IL 60504
Hastings, Nebraska 68902

Buildings 1 and 2	8117 Burch Park Drive
Spady Industrial Park East	Evansville, IN 47725
Hastings, Nebraska 68902

Wells Fargo/USPoly

Revised Schedules

112-124; 136-140 and 146 Chestnut Street	729 West Winder Industrial Parkway
Hastings, Nebraska 68902	Winder, GA 30680

1075 W. North Temple	12 River Road
Salt Lake City, UT 84116	Chatham, NJ 07928

6390 S. Jasmine Way	1414 Castlewood Drive
Englewood, CO 80111	Wheaton, IL 60189

2184 S. 394th W. Avenue	11 Doe Hill Road
Mannford, OK 74077	Morristown, NJ 07960

4501 West 49th Street
Tulsa, OK, 74107

Wells Fargo/USPoly

Revised Schedules

SCHEDULE 5.2

Capitalization and Organizational Chart

Capitalization:

See attached.

Subsidiaries:

None.

Wells Fargo/USPoly

Revised Schedules

CAPITALIZATION

Record Holder	Number of Shares	Number of Warrants	Number of Options	Percentage Owned
PW Eagle, Inc.	9,830,133			56.88%
Agio Poly Partners	840,000			4.86%
AIC II Investments	100,000			0.58%
Baratz Family Ltd. Partnership	50,000			0.29%
Frank B. & Connie J. Bennett	40,000			0.23%
Arland D. Brusven	50,000			0.29%
Joseph J. Buska	50,000			0.29%
Bruce A. Christensen	50,000			0.29%
Clint Hill Partners Four	150,000			0.87%
John Colwell Jr.	20,000			0.12%
Concord Development Co. Profit Share Trust; Paul Coniaris, Trustee	20,000			0.12%
UBS Financial Services Custodian for Thomas W. Devine IRA	30,000			0.17%
Andrew Dovolis	8,000			0.05%
Anne Dovolis	8,000			0.05%
Gregg Dovolis	8,000			0.05%
Gregg Dovolis	50,000			0.29%
Robert J. Evans	150,000			0.87%
Kevin P. & Martha K. Harris	200,000			1.16%
Ed Hengel Jr.	50,000			0.29%
Ronald J. Herold	200,000			1.16%
Randy Morgan	20,000			0.12%
MoCo Inc.	20,000			0.12%
Richard W. Perkins, Trustee U/A dtd. 6-14-78 FBO RW Perkins	100,000			0.58%
Victor Philip Reim	200,000			1.16%
Bruce A. Richard	150,000		37,500	1.08%
Harry W. Spell, II Irrevoc. Trust (3)	8,000		37,500	0.26%
Nichole Spell Irrevocable Trust	8,000			0.05%
William H. Spell	150,000		120,250	1.56%
James J. Tiampo Money Purchase Plan & Trust (Keogh) c/o James J. Tiampo, Trustee	200,000			1.16%
Chris P. & Rosemary E. Tountas	50,000			0.29%
Donald A. Washburn	200,000			1.16%
Dobson West	150,000		54,750	1.18%
Medallion Base Shares (1)		1,091,914.78		6.32%
Medallion Performance Shares (2)		2,192,294.02		12.69%
Darlene Jerome	9,090		6,818	0.09%
Frank V. Bailor	204,545		204,545	2.37%
Darren Warn	90,909		68,182	0.92%
Michael Shaw	2,272		1,705	0.02%
Total (3)(4)	13,466,949	3,284,208.81	531,250	100.00%

(1)	Exact number of warrant shares will equal 7.5% (excluding Base Shares) of the Borrower as of date of the Spin Off

(2)	Exact number of warrant shares will be the number required to give Medallion Capital, Inc. a 24% internal rate of return as of September 27, 2009 not to exceed shares equaling 14% of the Company on a fully diluted basis.

(3)	Options issued to Harry W. Spell.

Wells Fargo/USPoly

Revised Schedules

SCHEDULE 5.11

Intellectual Property Disclosures

(a)	Intellectual Property:

Meter Loop Frame Assembly.

Country	Type	Status	Application Number/Date	Issued Number/Registration Date
USA	Patent	Granted	09/627,942 07/28/2000	6382679 05/07/2002

Adjustable Meter Loop Assembly.

Country	Type	Status	Application Number/Date	Issued Number/Registration Date
USA	Patent	Granted	10/052,660 01/18/2002	6,668,644 12/30/2003

Coupling Device – Plastic Pipes (“MetFit”)

Country	Type	Status	Application Number/Date	Issued Number/Registration Date
USA	Patent	Granted	08/077992 06/18/1993	5388873 02/14/1995

Japan	Patent	Granted	7-502954 06/16/1994	3366928 11/8/2002

Canada	Patent	Pending	2165448 06/16/1994

Wells Fargo/USPoly

Revised Schedules

Anodeless service riser

Country	Type	Status	Application Number/Date	Issued Number/Registration Date
USA	Patent	Granted	09/206,043 12/04/1998	6237963 05/29/2001

Canada	Patent	Pending	2350554 12/02/1999

Mexico	Patent	Pending	PA/2001/005611 12/02/1999

MetFit

Country	Type	Status	Application Number/Date	Registration Number/Date
Finland	Trademark	Registered	199504858 08/25/1995	208924 01/30/1998

USA	Trademark	Registered	74-198958 08/28/1991	1760686 03/23/1993

Benelux	Trademark	Registered	854406 08/24/1995	584715

Germany	Trademark	Registered	39534653.3 08/24/1995	39534653 07/16/1996

UK	Trademark	Registered	2031636 08/25/1995	2031636 07/26/1996

France	Trademark	Registered	95585487 08/23/1995	95585487

Wells Fargo/USPoly

Revised Schedules

Allcoat3

Country	Type	Status	Application Number/Date	Registration Number/Date
USA	Trademark	Pending	76530883 07/18/2003

Duratherm System

Country	Type	Status	Application Number/Date	Registration Number/Date
USA	Trademark	Pending	76422939 06/19/2002

Ultra - Stripe

Country	Type	Status	Application Number/Date	Registration Number/Date
USA	Trademark	Pending	76446326 09/03/2002

Aldyl

Country	Type	Status	Application Number/Date	Registration Number/Date
USA	Trademark	Registered	72-190904 04/13/1964	0781240 12/08/1964

Canada	Trademark	Registered	CA031306700 05/8/1968	TMA0161532 03/07/1969

pwpoly

Country	Type	Status	Application Number/Date	Registration Number/Date
USA	Trademark	Pending	78/228,172 03/20/03

USPOLY & Design

Country	Type	Status	Application Number/Date	Registration Number/Date
USA	Trademark	Pending	78/421,865 05/19/04

Wells Fargo/USPoly

Revised Schedules

GREEN STRIPE DESIGN MARK

Country	Type	Status	Application Number/Date	Registration Number/Date
USA	Trademark	Registered		1,559,008 10/03/89

PURE-CORE

Country	Type	Status	Application Number/Date	Registration Number/Date
USA	Trademark	Registered		1,526,900 02/28/89

TRI-STRIPE

Country	Type	Status	Application Number/Date	Registration Number/Date
USA	Trademark	Registered		1,640,478 04/09/91

PURE-CORE BLUE XT

Country	Type	Status	Application Number/Date	Registration Number/Date
USA	Trademark	Pending	78/289,010 08/19/03

Wells Fargo/USPoly

Revised Schedules

(c)	Intellectual Property Licensed from Others:

•	Novell software and services pursuant to a certain Corporate License Agreement by and among Novell Ireland Software Limited, Novell, Inc. and the Uponor Group assigned to the Borrower pursuant to that certain Novation Agreement dated effective on or about September 27, 2004.

•	Borrower has a limited right to use the name “Uponor” pursuant to the Acquisition Documents.

•	Borrower has rights to use the trademark “PW PURPLEPLUS”, which has United States Federal Trademark Registration No. 1,723,768 pursuant to that certain Trademark License Agreement dated as of October 4, 2004, between PW Eagle, Inc., as Owner, and Borrower f/k/a PW Poly Corp., as Licensee.

(d)	Other Intellectual Property Needed for Business:

•	Borrower has copyrights in all written works

•	Borrower also uses and has common law rights in the following trademarks: EAGLE, EAGLE 3408, COMM PLUS, EAGLE TRI-STRIPE, GREEN STRIPE (word mark), EAGLE-TOUGH, POLY FLO, GEO-FLO, EAGLE GEO-FLO, POLY FLEX, POLY-DRIP and POLY-LD

(e)	Infringement:

•	By Letter Agreement dated December 30, 2002 (“Letter Agreement”), Seller agreed to pay Kerotest Manufacturing Corp. (“Kerotest”) $10,000.00 for the privilege of selling 150 units of the Uponor ServicePro 2000 Battery Powered Electrofusion Processor (the “Units”), which allegedly infringe patent No. 5951902, in order to resolve any potential claim by Kerotest against the Seller for patent infringement (the “Kerotest Dispute”). Borrower assumed the Letter Agreement pursuant to the Acquisition Documents. Moreover, after all the Units covered by the $10,000.00 initial payment to Kerotest are sold, Borrower must pay a $50.00 royalty payment to Kerotest upon the sale of each additional unit until all inventory contemplated by the Kerotest Dispute has been sold. As of July 27, 2004, there were approximately 143 units remaining in inventory, approximately 35 of which were part of the first 150 Units covered by the initial $10,000.00 royalty payment and approximately 108 of which require the $50.00 per unit royalty payment to Kerotest upon sale.

Wells Fargo/USPoly

Revised Schedules

EXHIBIT A TO FIRST

AMENDMENT TO CREDIT AND

SECURITY AGREEMENT

AND WAIVER OF DEFAULTS

EXHIBIT A TO AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

AMENDED AND RESTATED

REVOLVING NOTE

$15,000,000	Minneapolis, Minnesota March 10, 2005

For value received, the undersigned, USPOLY COMPANY., a Minnesota corporation (the “Borrower”), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed in a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Amended and Restated Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the “Credit Agreement”) by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

This Note amends and restates, but does not constitute prepayment upon or a novation of, the Revolving Note dated as of September 27, 2004 made by the undersigned in favor of the Lender in the original principal amount of $10,000,000.

The Borrower shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

Wells Fargo/USPoly

Revised Schedules

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

USPOLY COMPANY

By:	/s/ Frank Bailor
Its:	President